UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 16, 2019

BC Partners Lending Corporation

(Exact Name of Registrant as Specified in Charter)

Maryland	814-01269	82-4654271
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
650 Madison Avenue New York, New York		10022
(Address of Principal Executive Officers)		(Zip Code)

(212) 891-2880

(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 16, 2019, BC Partners Lending Corporation (the “Company”), through a wholly-owned, special-purpose, bankruptcy-remote subsidiary, Great Lakes BCPL Funding Ltd., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Subsidiary”), entered into a debt financing facility with UBS AG, London Branch (“UBS”), pursuant to which up to $50,000,000 will be made available to the Company to fund investments in loans and other corporate debt securities (together with the Initial Loans defined below, “Portfolio Assets”) and for other general corporate purposes (the “Facility”). Pricing under the Transaction is based on three-month LIBOR plus a spread of 2.65% per annum for the relevant period.

Pursuant to the Facility, loans in the Company’s portfolio having an aggregate market value of $17,249,100 were sold by the Company to the Subsidiary (the “Initial Loans”), pursuant to a Master Assumption and Assignment Agreement, dated as of December 16, 2019, between the Company and the Subsidiary (the “MPAA”). The consideration for the Subsidiary’s purchase of the Initial Loans from the Company was the Company’s initial acquisition of certain Class A Notes (defined below) issued by the Subsidiary.

The Initial Loans secure the obligations of the Subsidiary under certain Class A Notes, dated as of December 18, 2019 (the “Class A Notes”), issued pursuant to an Indenture between the Subsidiary and U.S. Bank National Association, as trustee (“U.S. Bank”), dated as of December 16, 2019 (the “Indenture”). Principal on the Class A Notes will be due and payable at maturity in December, 2029. The Class A Notes do not provide for interest payments. The Class A Notes are issued in the amount of up to $76,923,077 and were purchased by the Company under a Subscription Agreement between the Company and the Subsidiary dated as of December 16, 2019 (the “Subscription Agreement”).

Pursuant to the Indenture, the Subsidiary has made certain representations and warranties and is required to comply with various covenants, reporting requirements and other requirements customary for similar transactions. In addition to customary events of default included in similar transactions, the Indenture also contains the following events of default: (a) the failure to make principal payments on the Class A Notes at their stated maturity or redemption date or to make payments with respect to expenses due under the Indenture within three business days of when due; (b) an event of default occurs under the Repurchase Agreement (defined below); and (c) the Subsidiary is required to register as an investment company under the Investment Company Act of 1940, as amended (“1940 Act”).

In connection with the Indenture, the Subsidiary, the Company and UBS entered into a letter agreement, dated as of December 16, 2019 (the “Valuation Agent Letter”), appointing UBS as valuation agent under the Indenture and related agreements in the event of a default by the Subsidiary under the Indenture. Under the Valuation Agent Letter, the Subsidiary and the Company agree that they shall indemnify UBS and its directors, officers, employees and agents for, and to hold them harmless against, any loss, liability or expense (including attorney’s fees and expenses) arising out of or in connection with the acceptance by UBS of the appointment, the exercise by UBS of its rights, or performance by UBS of its duties as valuation agent, including the costs and expenses of defending themselves (including attorney’s fees and costs) against any claim or liability in connection with the exercise or performance of any rights or duties of the valuation agent; provided that no damages claimed thereunder by UBS are the result of acts or omissions constituting bad faith, gross negligence, willful misconduct, fraud or material breach of its obligations under the Valuation Agent Letter or under the other agreements related to the Facility.

On December 16, 2019, the Company entered into a Confirmation in respect of Repurchase Transaction with UBS (the “Confirmation”), which supplements and is subject to the SIFMA/ICMA Global Master Repurchase Agreement (2011 version), dated as of December 12, 2019, between the Company and UBS (including any annexes thereto, the “GMRA”, and such GMRA, as supplemented and evidenced by the Confirmation, the “Repurchase Agreement”). Pursuant to the Repurchase Agreement, UBS purchased the Class A Notes held by the Company for an initial purchase price of $20,000,000, which price may increase from time to time up to an aggregate purchase price of $50,000,000, in exchange for the purchase by UBS of the increased funded outstanding principal amount of the Class A Notes held by the Company. Such increases in the purchase price under the Repurchase Agreement are conditioned upon the satisfaction of certain criteria with respect to the characteristics and total value of the Portfolio Assets held by the Subsidiary, and composition of the Portfolio Assets, in each case as set forth in the Indenture, among others, which criteria are customary for similar transactions. The scheduled Repurchase Date under the Confirmation is December 19, 2022. Pursuant to the Repurchase Agreement, the Company has made certain representations and warranties and is required to comply with various covenants, reporting requirements and other requirements customary for similar transactions. In addition to customary events of default included in similar transactions, the Repurchase Agreement also contains the following events of default, among others: (a) the failure to pay the repurchase price upon the applicable payment dates; (b) the failure to make a voluntary contribution of cash to the Subsidiary if the settlement for the commitment Company made for the voluntary contribution of Portfolio Assets under the Contribution Agreement (as defined below) does not occur, each within the periods as set forth in the Repurchase Agreement, caused by negative changes in the value or composition of the Portfolio Assets that result in a failure to satisfy the criteria with respect thereto set forth in the Indenture; (c) the occurrence of an act by the Company that constitutes fraud or criminal negligence in respect of its investment activity pursuant to the Management Agreement (defined below); and (d) any officer or employee of the Company who has direct responsibility for the management of the Portfolio Assets is indicted for any act constituting fraud or criminal negligence in respect of investment activity and such person fails to be removed from such person’s managing the Portfolio Assets within the period as set forth in the Management Agreement.

In connection with the issuance of the Class A Notes and entry into the Indenture, the Subsidiary also entered into (i) a Collateral Management Agreement with the Company, as collateral manager, dated as of December 16, 2019 (the “Management Agreement”), pursuant to which the Company will manage the assets of the Subsidiary; (ii) a Collateral Administration Agreement with U.S. Bank, as collateral administrator, and the Company, as collateral manager, dated as of December 16, 2019 (the “Administration Agreement”), pursuant to which U.S. Bank will perform certain administrative services with respect to the assets of the Subsidiary; and (iii) an Account Control Agreement between the Subsidiary and U.S. Bank National Association as trustee and custodian dated as of December 16, 2019 (the “Account Control Agreement”) under which U.S. Bank performs certain duties with respect to the assets of the Subsidiary as custodian, bank and securities intermediary.

The Company, the Subsidiary and U.S. Bank have also entered into an Issuer Sale and Contribution Agreement, dated as of December 16, 2019 (the “Contribution Agreement”), pursuant to which the Company has agreed to (i) purchase the Class A Notes in exchange for the Initial Loans and cash and (ii) contribute additional capital to the Subsidiary to pay certain administrative expenses associated with the transactions contemplated by the Indenture.

Amounts outstanding under the Facility will be considered borrowings of the Company for purposes of complying with the asset coverage requirements under the 1940 Act applicable to business development companies.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 20, 2019	By:	/s/ Edward U. Gilpin
	Name:	Edward U. Gilpin
	Title:	Chief Financial Officer